FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT

Date: December 20, 2005

This First Amendment to Loan and Security Agreement (this "Amendment") is made as of the above date by and between Sonic Solutions ("Borrower") and Union Bank of California, N.A. ("Bank"), with reference to the following facts:

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 13, 2004, as amended (the "Agreement"). Pursuant to the Agreement, Bank has made loans and has extended other credit accommodations to Borrower evidenced by, among other things, a Revolving Promissory Note in the principal amount of Forty Million Dollars $40,000,000, dated December 13, 2004 (the "Note")

B. It is the desire of the parties hereto to modify and amend the Agreement.

Therefore, the parties hereto agree as follows:

1. Amendments to the Agreement

1.1 Section 1.1 of the Agreement is hereby amended by revising defined terms "Revolving Line" in its entirety to read as follows:

> "Revolving Line" means a credit extension of up to Forty Million Dollars ($40,000,000) through September 30, 2005; Thirty Five Million Dollars ($35,000,000) from October 1, 2005 through September 30, 2006; and Thirty Million Dollars ($30,000,000) at all times thereafter.

1.2 Section 6.7(b) of the Agreement is hereby amended in its entirety to read as follows:

> (b) Leverage Ratio. Borrower shall maintain as of the last day of each fiscal quarter, a ratio of Funded Debt to EBITDA for the four quarters immediately preceding the date of measurement of not more than (i) 2.00 to 1.00 through September 30, 2004, (ii) 2.50 to 1.00 thereafter through December 31, 2004, (iii) 2.25 to 1.00 thereafter through March 31, 2005, (iv) 2.00 to 1.00 thereafter through June 30, 2005, (iii) 1.75 to 1.00 thereafter through December 31, 2005, and (iv) 1.50 to 1.00 from January 1, 2006 and at all times thereafter.

1.3 Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

2. Additional Provisions.

2.1 Affirmation of Indebtedness. Borrower affirms and admits the indebtedness evidenced by the Agreement, the Note and the other Loan Documents. Borrower acknowledges that it has no claims, offsets or defenses with respect to the payments of sums due under the Agreement, the Note or the other Loan Documents. Borrower ratifies and confirms each and all of the terms, conditions and covenants of the Agreement, the Note, and other Loan Documents as amended or modified by this Amendment and those provisions not so amended or modified and, except as specifically amended or modified hereby, the Loan Documents remain in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or any other Loan Document, as in effect

prior to the date hereof. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

2.2 Representations and Warranties. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

2.3 Effectiveness of Agreement. This Amendment shall become effective when the Bank has received the Agreement and all other required documents fully executed, all required title insurance endorsements, and sufficient funds to pay all fees and costs associated with this Amendment.

2.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same agreement.

2.5 Successors. This Amendment shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:
SONIC SOLUTIONS

By:
Name: A. Clay Leighton
Title: EVP - CFO

OK Sonic legal
PFN

BANK:
UNION BANK OF CALIFORNIA, N.A.

By:
Name: ALLAN B. MINER
Title: VICE PRESIDENT

PA\1043981\1
349337-12

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: UNION BANK OF CALIFORNIA, N.A.

FROM: SONIC SOLUTIONS

The undersigned authorized officer, on behalf of Sonic Solutions hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the "Agreement"), (i) Borrower is in complete compliance for the period ending _______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next subject to year-end adjustments and except as explained in an accompanying letter or footnotes or the absence thereof.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	**Required**	**Complies**	
Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual financial statements	Annually within 90 days of fiscal year end	Yes	No

Financial Covenant	**Required**	**Actual**	**Complies**	
Quick Ratio	0.75:1.0 to 3/31/05; 1.0:1.0 to 12/31/05, 1.25:1.0 thereafter	_ :1.00	Yes	No
Leverage Ratio	2.0:1.0 to 9/30/04, 2.5:1.0 to 12/31/04, 2.25:1.0 to 3/31/05, 2.0:1.0 to 6/30/05, 1.75:1.0 to 12/31/05, 1.5:1.0 thereafter	:1.00	Yes	No
Quarterly Net Profit After Tax *combined loss of up to ~~$2,000,000~~ $2,500,000 permitted in quarters of Roxio Acquisition and following quarter	$0.00* AZ	$ ____	Yes	No

Comments Regarding Exceptions: See Attached

SIGNATURE ________ ________

OK Sonic legal PFN

TITLE ________ ________ ________

DATE ________ ________

PA\1043981 3.1
148597-12